  EXHIBIT 10.14

WEED, INC.
NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTIONS

This Non-Qualified Stock Option Agreement consists of this Notice of Grant of Non-Qualified Stock Options (the “Grant Notice”) and the Non-Qualified Stock Option Award Agreement (“Agreement”) immediately following. The Non-Qualified Stock Option Agreement sets forth the specific terms and conditions governing this grant of Non-Qualified Stock Options. Capitalized terms used in this Grant Notice but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement immediately following.

Name of Optionee:

Total No. of shares of Stock subject to the Option:

Grant Date:

Expiration Date:	The tenth anniversary of the Grant Date.

Exercise Price:	$ , which shall not be less than the Fair Market Value of one share of Stock on the Grant Date.

Vesting Schedule:
The Option shall vest in accordance with the following schedule: (i) on the six month anniversary of the Date of Grant, 33 1/3%; (ii) on the first anniversary of the Date of Grant, 33 1/3%; and (iii) on the second anniversary of the Date of Grant, the final 33 1/3%. Notwithstanding anything in this Grant Notice and Agreement to the contrary, 100% of the shares of Stock subject to the Option shall vest upon the earliest to occur of the following events: (i) a “Change of Control” as defined in Section 7 of the Agreement; (ii) termination of your employment by the Corporation without “Cause” or by you without “Good Reason” as defined in the Agreement; (iii) your death; (iv) your “Disability” as defined in the Agreement; or (v) an initial public offering pursuant to a registration filed with, and declared effective, by the Securities and Exchange Commission pursuant to the Securities Act that results in the Corporation’s Stock begin listed on a national exchange.

BY EXECUTING THIS NON-QUALIFIED STOCK OPTION AGREEMENT, THE OPTIONEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS GRANT NOTICE AND THE AGREEMENT, AND AGREES THAT THIS GRANT NOTICE AND AGREEMENT SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Corporation and Optionee have duly executed this Non-Qualified Stock Option Agreement, and this Non-Qualified Stock Option Agreement shall be effective as of the Grant Date set forth above.

WEED, INC. By:__________________________________ Print Name: ___________________________ Its: _________________________________	OPTIONEE ___________________________________

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Non-Qualified Stock Option Award Agreement (“Agreement”) is between WEED, Inc., a Nevada corporation (“Corporation”) and the individual (“Optionee”) identified in the Notice of Grant of Non-Qualified Stock Options (“Grant Notice”), and is effective as of the grant date referenced in the Grant Notice (“Grant Date”). This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Non-Qualified Stock Option Agreement” referenced in the Grant Notice.

RECITALS

A. The Corporation recognizes that Optionee’s services are uniquely valuable to the Corporation.

B. In recognition of such services, the Corporation’s Board of Directors (the “Board”) desires to approve this grant of non-qualified stock options to Optionee to provide Optionee with an incentive for outstanding performance.

C. In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Optionee agree as follows:

AGREEMENT

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Cause” shall have the meaning ascribed to it in the Employment Agreement.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(c) “Disability” shall have the meaning ascribed to it in the Employment Agreement.

(d) “Employment Agreement” means the                                                                                                                      .

(e) “Fair Market Value” means the closing price of one share of Stock on the trading date immediately preceding the Grant Date as reported on the OTCMKTS or such other exchange on which the Stock is then traded (or if no such price was reported on such date, the closing price of the Stock on the last trading day before the Grant Date on which such closing price was reported).

(f) “Good Reason” shall have the meaning ascribed to it in the Employment Agreement.

(g) “Stock” means the common stock of the Corporation, $0.001 par value per share.

2. Grant of Option. Subject to the terms of this Agreement, the Corporation grants to Optionee the right and option to purchase from the Corporation all or any part of the aggregate number of shares of Stock specified in the Grant Notice (“Option”). The Option granted under this Agreement is not intended to be an “Incentive Stock Option” under Section 422 of the Code.

3. Exercise Price. The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice, as determined by the Board, which shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

4. Vesting of Option. Subject to Optionee’s continued service and as otherwise provided in the Grant Notice, the Option shall vest and become exercisable according to the vesting schedule set forth in the Grant Notice.

5. Exercise of Option. This Option may be exercised in whole or in part at any time after it vests in accordance with Section 4 and before the Option expires by delivery of a written notice of exercise (under Section 6 below) and payment of the exercise price. The exercise price may be paid including, but not limited to, a cashless exercise, in cash or such other method permitted by the Board and communicated to Optionee before the date Optionee exercises the Option.

6. Method of Exercising Option. Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Corporation of written notice, which notice shall be effective on the date received by the Corporation. The notice shall state Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made. Such notice shall be signed by Optionee, or if the Option is exercised by a person or persons other than Optionee because of Optionee’s death or Disability, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Corporation of the legal right of such person or persons to exercise the Option.

7. Change of Control. Notwithstanding any other provisions of this Agreement, any unvested portion of the Option shall fully vest if Optionee is actively employed by the Corporation (or actively providing services as a member of the Corporation’s Board of Directors) on the date of the closing of a transaction that results in a Change of Control. For purposes of this Agreement, “Change of Control” means: (i) any reorganization, consolidation or merger of the Corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation) or any other transaction pursuant to which any person or entity acquires at least a majority of the outstanding voting stock of the Corporation or the entity surviving such transaction; or (ii) any disposition of all or substantially all of the assets of the Corporation. Notwithstanding anything in this Agreement to the contrary, if the Corporation concludes, in the exercise of its discretion, that the Option is subject to Section 409A of the Code, then a transaction will not be considered a “Change of Control” for purposes of this Agreement unless the Change of Control constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

8. Automatic Exercise of the Option. If the Option vests pursuant to Section 7 above, then upon or immediately prior to the Change of Control, without any action on the part of Optionee, the Option shall be canceled in exchange for a cash payment equal to (i) the number of shares of Stock subject to the Option multiplied by (ii) the amount by which the per share cash consideration payable to the Corporation in connection with the Change of Control exceeds the per share exercise price of the Option. Any such payment shall be made within thirty (30) days following the closing of the transaction that results in the Change of Control.

9. Term of Option. The Option granted under this Agreement expires, unless sooner terminated, ten (10) years from the Grant Date, through and including the normal close of business of the Corporation on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

10. Termination of Service.

(a) If Optionee’s service is terminated by the Corporation without Cause, or by Optionee with Good Reason, the Option shall be fully vested and shall not lapse (to the extent not exercised) until the Expiration Date. The Option may be exercised pursuant to this Section 10(a) only if the Option was exercisable by Optionee immediately prior to Optionee’s termination of service. In no event shall the Option be exercisable after the Expiration Date.

(b) If Optionee’s service is terminated for any reason other than those described in Section 10(a), the Option shall lapse (to the extent not exercised) on the earlier of: (i) the Expiration Date; or (ii) six (6) months after the date Optionee’s service is terminated; provided, that, if Optionee’s service is terminated for Cause, the Option shall immediately lapse which means that the Option shall not be exercisable by Optionee regardless of whether the Option is already vested. The Option may be exercised pursuant to this Section 10(b) only if the Option was exercisable by Optionee immediately prior to his termination of service. In no event shall the Option be exercisable after the Expiration Date.

11. Death or Disability. Upon Optionee’s death or Disability, the Option shall be fully vested and shall not lapse (to the extent not exercised) until the Expiration Date. Upon Optionee’s death, the Option may be exercised by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Optionee’s death.

12. IPO. The Option shall be fully vested in connection with upon the closing of an initial public stock offering of the Company's common stock, the result of which is that the Company's common stock is traded on a national securities exchange, or through the NASD's National Market System.

13. Withholding; Tax Advice. The Corporation shall have the power to withhold, or require Optionee to remit to the Corporation, the amount necessary to satisfy federal, state, and local withholding tax requirements with respect to the exercise of the Option. To the extent that alternative methods of withholding are available under applicable tax laws, the Corporation shall have the power to choose among such methods. To the extent permissible under applicable tax, securities, and other laws, the Corporation may, in its sole discretion, permit Optionee to satisfy a tax withholding requirement by: (a) using already owned shares of Stock that have been held by Optionee for at least six (6) months or longer (which holding period may be waived by the Corporation); (b) a broker-assisted “cashless” transaction; (c) directing the Corporation to apply shares of Stock to which Optionee is otherwise entitled to satisfy the required withholding amount; or (d) personal check or other cash equivalent acceptable to the Corporation. The Optionee hereby acknowledges that neither the Corporation nor any of its representatives has provided to Optionee any tax-related advice with respect to the matters covered by this Agreement. The Optionee understands and acknowledges that Optionee is solely responsible for obtaining his own tax advice with respect to the matters covered by this Agreement.

14. Nontransferability of Options. The Options granted by this Agreement shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as permitted by the Board.

15. No Right to Continued Service. This Agreement shall not be construed to confer upon Optionee any right to continue service with the Corporation and shall not limit the right of the Corporation, in its sole and absolute discretion, to terminate Optionee’s service at any time.

16. Administration. This Agreement shall at all times be administered by the Board. The Board shall have the sole and complete discretion with respect to all matters under this Agreement and decisions of the Board with respect thereto and to this Agreement shall be final and binding upon Optionee and the Corporation.

17. Adjustments. Notwithstanding anything in this Agreement to the contrary, in the event of any stock splits, reverse stock splits, stock dividends, consolidations, recapitalizations, reorganizations or other changes in the Corporation’s capital structure, the Board shall make an equitable proportionate adjustment in the number of shares of Stock subject to the Option, as appropriate, to prevent the dilution or enlargement of Optionee’s rights under this Agreement.

18. Compliance with Applicable Laws. The Corporation shall not be required to deliver any shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Corporation, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws, regulations, or rules of the exchange or quotation system on which the shares of Stock are listed. Notwithstanding anything herein to the contrary, the Corporation shall not be required to issue or deliver any certificates evidencing shares of Stock, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise or settlement of the Option, unless and until the Corporation has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership, is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Corporation deems necessary or advisable to comply with applicable law and the rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Corporation may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Corporation may require that Optionee make such reasonable covenants, agreements, and representations as the Corporation, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

19. No Shareholders Rights. The Optionee will have no voting rights or any other rights as a shareholder of the Corporation with respect to the Option until Optionee has become the holder of record of such shares of Stock underlying the Option.

20. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Arizona.

21. Amendment. This Agreement may only be amended with the written approval of Optionee and the Corporation, provided, that, to the extent any modification, alteration or amendment is made pursuant to the adjustment provisions of Section 17, or is necessary to comply with any provision of applicable law, rule or regulation, or to secure favorable tax treatment for Optionee or the Corporation, the Corporation may act unilaterally to modify, alter or amend the Agreement. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Board.

22. Entire Agreement; Severability. This Agreement constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.